     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON
           , 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                         NEXTLINK COMMUNICATIONS, INC.

                        155 108th Avenue N.E., 8th Floor
                           Bellevue, Washington 98004

                             LETTER OF TRANSMITTAL

            For 14% Senior Exchangeable Redeemable Preferred Shares

                                EXCHANGE AGENT:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                   2 Broadway
                            New York, New York 10004
                      Attention: Reorganization Department
                           Phone: (212) 509-4000 x535
                              Fax: (212) 509-5150

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    The undersigned acknowledges receipt of the Prospectus dated       , 1997
(the "Prospectus") of NEXTLINK Communications, Inc., a Washington corporation (the "Company"), and this Letter of Transmittal for 14% Senior Exchangeable Redeemable Preferred Shares, which may be amended from time to time (this "Letter"), which together constitute the Company's offer to exchange (the "Exchange Offer"), for each outstanding 14% Senior Exchangeable Redeemable Preferred Share issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (collectively, the "Old Preferred Shares"), one 14% Senior Exchangeable Redeemable Preferred Share (collectively, the "New Preferred Shares").

    The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Exchange Offer.

    All holders of Old Preferred Shares who wish to tender their Old Preferred Shares must, prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter to the Exchange Agent, in person or to the address set forth above; and (2) tender his or her Old Preferred Shares or, if a tender of Old Preferred Shares is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the "Book-Entry Transfer Facility"), confirm such book-entry transfer (a "Book-Entry Confirmation"), in each case in accordance with the procedures for tendering described in the Instructions to this Letter. Holders of Old Preferred Shares whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter to be delivered to the Exchange Agent on or prior to the Expiration Date, must tender their Old Preferred Shares according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer--How to Tender" in the Prospectus. (See Instruction 1).

    The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above, or R. Bruce Easter, Jr., Esq., General Counsel and Secretary of the Company, at (206) 519-8900, 155 108th Avenue N.E., 8th Floor, Bellevue, Washington 98004.

            PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING
                   THE INSTRUCTIONS TO THIS LETTER, CAREFULLY
                         BEFORE CHECKING ANY BOX BELOW

    Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

    List in Box 1 below the Old Preferred Shares of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and number of Old Preferred Shares on a separate signed schedule and affix that schedule to this Letter.

                                     BOX 1
                    TO BE COMPLETED BY ALL TENDERING HOLDERS

                                                                                           NUMBER OF
                                                                               NUMBER         OLD
                                                                               OF OLD      PREFERRED
       NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)          CERTIFICATE   PREFERRED     SHARES
                  (PLEASE FILL IN IF BLANK)                     NUMBER(S)(1)   SHARES     TENDERED(2)
                                                                  TOTALS:

 (1) Need not be completed if Old Preferred Shares are being tendered by book-entry transfer.

 (2) Unless otherwise indicated, the total number of Old Preferred Shares represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

    Ladies and Gentlemen:

    Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Company the number of Old Preferred Shares indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Preferred Shares tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Old Preferred Shares tendered.

    The undersigned constitutes and appoints the Exchange Agent as his or her agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the tendered Old Preferred Shares, with full power of substitution, to: (a) deliver certificates for such Old Preferred Shares; (b) deliver Old Preferred Shares and all accompanying evidence of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent, as the undersigned's agent, of the New Preferred Shares to which the undersigned is entitled upon the acceptance by the Company of the Old Preferred Shares tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Preferred Shares, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

    The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Old Preferred Shares tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the assignment and transfer of the Old Preferred Shares tendered.

    The undersigned agrees that acceptance of any tendered Old Preferred Shares by the Company and the issuance of New Preferred Shares in exchange therefor shall constitute performance in full by the Company of its obligations under the Preferred Registration Rights Agreement (as defined in the Prospectus) and that, upon the issuance of the New Preferred Shares, the Company will have no further obligations or liabilities thereunder (except in certain limited circumstances).

    By tendering Old Preferred Shares, the undersigned certifies (a) that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns Old Preferred Shares acquired directly from the Company or an affiliate of the Company, that it is acquiring the New Preferred Shares in the ordinary course of the undersigned's business and that the undersigned has no arrangement with any person to participate in the distribution of the New Preferred Shares or (b) that it is an "affiliate" (as so defined) of the Company or of the initial purchasers in the original offering of the Old Preferred Shares, and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

    The undersigned acknowledges that, if it is a broker-dealer that will receive New Preferred Shares for its own account, it will deliver a prospectus in connection with any resale of such New Preferred Shares. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The undersigned understands that the Company may accept the undersigned's tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned's right to withdraw such tender will terminate.

    All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned's heirs, legal representatives, successors, assigns, executors and administrators. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.

    Unless otherwise indicated under "Special Delivery Instructions" below, the Exchange Agent will deliver New Preferred Shares (and, if applicable, a certificate for any Old Preferred Shares not tendered but represented by a certificate also encompassing Old Preferred Shares which are tendered) to the undersigned at the address set forth in Box 1.

    The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

/ /  CHECK HERE IF TENDERED OLD PREFERRED SHARES ARE BEING DELIVERED BY
    BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:
    Name of Tendering Institution: _____________________________________________
    Account Number: ____________________________________________________________
    Transaction Code Number: ___________________________________________________

/ /  CHECK HERE IF TENDERED OLD PREFERRED SHARES ARE BEING DELIVERED PURSUANT TO
    A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:
    Name(s) of Registered Owner(s): ____________________________________________
    Date of Execution of Notice of Guaranteed Delivery: ________________________ Window Ticket Number (if available): _______________________________________
    Name of Institution which Guaranteed Delivery: _____________________________

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

                                     BOX 2

                                PLEASE SIGN HERE
                 WHETHER OR NOT OLD PREFERRED SHARES ARE BEING
                           PHYSICALLY TENDERED HEREBY

X

           SIGNATURE(S) OF OWNER(S)           DATE
           OR AUTHORIZED SIGNATORY

 Area Code and Telephone Number:_______________________________________________

 This box must be signed by registered holder(s) of Old Preferred Shares as their name(s) appear(s) on certificate(s) for Old Preferred Shares, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

 Name(s)_______________________________________________________________________

 ______________________________________________________________________________
                                 (PLEASE PRINT)

 Capacity______________________________________________________________________

 Address_______________________________________________________________________

 ______________________________________________________________________________
                               (INCLUDE ZIP CODE)

Signature(s) Guaranteed
by an Eligible                                  (AUTHORIZED SIGNATURE)
Institution:
(If required by
Instruction 3)
                                                        (TITLE)

                                                    (NAME OF FIRM)

                                     BOX 3

                               TO BE COMPLETED BY ALL TENDERING HOLDERS
                              PAYOR'S NAME: NEXTLINK COMMUNICATIONS, INC.
                        Part 1--PLEASE PROVIDE YOUR TIN IN THE BOX AT
                        RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.

                                                                             SOCIAL SECURITY NUMBER
                                                                           OR EMPLOYER IDENTIFICATION
                                                                                     NUMBER

                        PART 2--CHECK THE BOX IF YOU ARE NOT SUBJECT TO BACK-UP WITHHOLDING UNDER THE
                        PROVISIONS OF SECTION 2406(A)(1)(C) OF THE INTERNAL REVENUE CODE BECAUSE (1)
                        YOU HAVE NOT BEEN NOTIFIED THAT
                        YOU ARE SUBJECT TO BACK-UP WITHHOLDING AS A RESULT OF FAILURE TO REPORT ALL
                        INTEREST OR
      SUBSTITUTE        DIVIDENDS OR (2) THE INTERNAL REVENUE SERVICE HAS NOTIFIED YOU THAT YOU ARE NO
       FORM W-9
  DEPARTMENT OF THE
  TREASURY INTERNAL     LONGER
REVENUE SERVICEPAYOR'S  SUBJECT TO BACK-UP WITHHOLDING.                                         / /
      REQUEST FOR
       TAXPAYER
    IDENTIFICATION
     NUMBER (TIN)

                        CERTIFICATION UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE      PART 3
                        INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.     CHECK IF
                                                                                           AWAITING TIN

                        SIGNATURE ^   DATE ^                                                   / /

                                     BOX 4

                         SPECIAL ISSUANCE INSTRUCTIONS
                           (SEE INSTRUCTIONS 3 AND 4)

To be completed ONLY if certificates for a number of Old Preferred Shares not exchanged, or New Preferred Shares, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Old Preferred Shares delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

ISSUE AND DELIVER:

(check appropriate boxes)

/ / Old Preferred Shares not tendered

/ / New Preferred Shares, to:

Name ___________________________________________________________________________
                                 (Please Print)
Address ________________________________________________________________________

________________________________________________________________________________

Please complete the Substitute Form W-9 at Box 3

Tax I.D. or Social Security Number: ____________________________________________
                                     BOX 5

                         SPECIAL DELIVERY INSTRUCTIONS
                           (SEE INSTRUCTIONS 3 AND 4)

To be completed ONLY if certificates for a number of Old Preferred Shares not exchanged, or New Preferred Shares, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than that shown in Box 1.

DELIVER:

(check appropriate boxes)

/ / Old Preferred Shares not tendered

/ / New Preferred Shares, to:

Name ___________________________________________________________________________

                                 (Please Print)

Address ________________________________________________________________________

________________________________________________________________________________

                                  INSTRUCTIONS

                         FORMING PART OF THE TERMS AND
                        CONDITIONS OF THE EXCHANGE OFFER

    1. DELIVERY OF THIS LETTER AND CERTIFICATES. Certificates for Old Preferred Shares or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the Expiration Date. The method of delivery of this Letter, certificates for Old Preferred Shares or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

    Holders whose Old Preferred Shares are not immediately available or who cannot deliver their Old Preferred Shares or a Book-Entry Confirmation, as the case may be, and all other required documents to the Exchange Agent on or before the Expiration Date may tender their Old Preferred Shares pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) tender must be made by or through an Eligible Institution (as defined in the Prospectus under the caption "The Exchange Offer"); (ii) prior to the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail or hand delivery) (x) setting forth the name and address of the holder, the description of the Old Preferred Shares and the number of Old Preferred Shares tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that, within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, this Letter together with the certificates representing the Old Preferred Shares or a Book-Entry Confirmation, as the case may be, and any other documents required by this Letter will be deposited by the Eligible Institution with the Exchange Agent; and (iii) the certificates for all tendered Old Preferred Shares or a Book-Entry Confirmation, as the case may be, as well as all other documents required by this Letter, must be received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption "The Exchange Offer--How to Tender."

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Preferred Shares will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of the Company's counsel, would be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Preferred Shares. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Old Preferred Shares.

    Neither the Company, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

    2. PARTIAL TENDERS; WITHDRAWALS. If less than the total number of any Old Preferred Shares evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the number tendered in the fourth column of Box 1 above. All of the Old Preferred Shares represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Old Preferred Shares not tendered will be sent to the holder, unless otherwise provided in Box 5, as soon as practicable after the Expiration Date, in the event that less thanthe total number of the Old Preferred Shares represented by a submitted certificate is tendered (or, in the case of Old Preferred Shares tendered by book-entry transfer, such non-exchanged Old Preferred Shares will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

    If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date. To be effective with respect to the tender of Old Preferred Shares, a notice of withdrawal must: (i) be received by the Exchange Agent before the Company notify the Exchange Agent that they have accepted the tender of Old Preferred Shares pursuant to the Exchange Offer; (ii) specify the name of the person who tendered the Old Preferred Shares; (iii) contain a description of the Old Preferred Shares to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Old Preferred Shares and the number of Old Preferred Shares represented by such certificates; and (iv) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee).

    3. SIGNATURES ON THIS LETTER; ASSIGNMENTS; GUARANTEE OF SIGNATURES. If this Letter is signed by the holder(s) of Old Preferred Shares tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Old Preferred Shares, without alteration, enlargement or any change whatsoever.

    If any of the Old Preferred Shares tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Old Preferred Shares are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

    If this Letter is signed by the holder of record and (i) all of the holder's Old Preferred Shares are tendered; and/ or (ii) untendered Old Preferred Shares, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Old Preferred Shares, nor provide a separate bond power. If any other case, the holder of record must transmit a separate bond power with this Letter.

    If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.

    Signatures on this Letter must be guaranteed by an Eligible Institution, unless Old Preferred Shares are tendered: (i) by a holder who has not completed the Box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program
(SEMP) (collectively, "Eligible Institutions"). If Old Preferred Shares are registered in the name of a person other than the signer of this Letter, the Old Preferred Shares surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

    4. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Tendering holders should indicate, in Box 4 or 5, as applicable, the name and address to which the New Preferred Shares or certificates for Old Preferred Shares not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Old Preferred Shares by book-entry transfer may request that Old Preferred Shares not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

    5. TAX IDENTIFICATION NUMBER. Federal income tax law requires that a holder whose tendered Old Preferred Shares are accepted for exchange must provide the Exchange Agent (as payor) with his or her correct taxpayer identification number ("TIN"), which, in the case of a holder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, delivery to the holder of the New Preferred Shares pursuant to the Exchange Offer may be subject to back-up withholding. (If withholding results in overpayment of taxes, a refund may be obtained.) Exempt holders (including, among others, all corporations and certain foreign individuals) are not subject to these back-up withholding and reporting requirements. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

    Under federal income tax laws, payments that may be made by the Company on account of New Preferred Shares issued pursuant to the Exchange Offer may be subject to back-up withholding at a rate of 31%. In order to prevent back-up withholding, each tendering holder must provide his or her correct TIN by completing the "Substitute Form W-9" referred to above, certifying that the TIN provided is correct (or that the holder is awaiting a TIN) and that: (i) the holder has not been notified by the Internal Revenue Service that he or she is subject to back-up withholding as a result of failure to report all interest or dividends; or (ii) the Internal Revenue Service has notified the holder that he or she is no longer subject to back-up withholding; or (iii) certify in accordance with the Guidelines that such holder is exempt from back-up withholding. If the Old Preferred Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for information on which TIN to report.

    6. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the transfer of Old Preferred Shares to its order pursuant to the Exchange Offer. If, however, the New Preferred Shares or certificates for Old Preferred Shares not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Old Preferred Shares to the Company or its order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

    Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

    7. WAIVER OF CONDITIONS. The Company reserve the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Old Preferred Shares tendered.

    8. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. Any holder whose certificates for Old Preferred Shares have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.

    9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

    IMPORTANT: This Letter (together with certificates representing tendered Old Preferred Shares or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent on or before the Expiration Date (as defined in the Prospectus).